Exhibit 99.1

Marin Software Incorporated Takes Strategic Action to Strengthen Financial Position for
Long-Term Growth and Profitability

July 10, 2025

Operations continue with no impact to its customers.

Positions the Company to execute its transformation strategy, focused on investment to take the Company into the AI age.

Enters comprehensive agreement with strategic investor to repay known creditors, provide a distribution to stockholders and bolster financial flexibility.

Expects reorganization plan to be confirmed in approximately 60 days.

San Francisco, CA – July 10, 2025 – Marin Software Incorporated (“Marin,” or the “Company”), announced today that it will implement a proposed financial reorganization transaction (the “Transaction”) that is expected to bolster its financial position, better serve its customers around the world and effectively position the Company for long-term success in the AI age.

Marin remains fully operational during the reorganization process and expects there will be no impact to its installed customer base or the innovative platforms the customers rely on to support and optimize their advertising spend.

The Transaction is between Marin and Kaxxa Holdings, Inc. (“Kaxxa”), a strategic investor. Upon consummation of the restructuring, Kaxxa will provide $5.5 million in funding to the Company to allow it to pay off all known creditors in full and provide a distribution to stockholders. To effectuate the Transaction, Marin has voluntarily initiated a “pre-negotiated” chapter 11 case in the United States Bankruptcy Court for the District of Delaware (the “Court”). The Company expects to move through this process swiftly, with the goal of emerging from the court-supervised reorganization process in approximately 60 days.

“For over 15 years, Marin has empowered its customers to optimize and automate their pay-per-click (PPC) programs across ad platforms, enabling them to maximize the return on their performance marketing investment with AI-driven budget allocation and insights through its selection of products, including Marin Connect, Marin Ascend, and Marin One,” said Chris Lien, CEO of Marin. “As the conversation increasingly shifts to AI we are pleased to be able to position ourselves for success into the future."

Marin’s noticing agent, Donlin Recano, has launched a dedicated web page for its stakeholders to get more information about the court-supervised restructuring process at https://www.donlinrecano.com/Clients/mrin/Dockets.

Additional Information about the Court-Supervised Process

The Company has filed and received approval of a series of customary motions with the Court that will allow it to maintain its business as usual and operate in the ordinary course, including financing of up to $1.2 million from YYYYY, LLC (“5Y”), $500,000 of which is to be provided on an interim basis, to enable the Company to meet its commitments to employees, and make timely payments to vendors. As a result, the Company expects to have the financial liquidity to execute these proceedings and continue business in the ordinary course. Upon closing the Transaction, which remains subject to approval by the Court, the Company anticipates full recoveries to all of its known creditors and providing a distribution to stockholders in return for the cancellation and retirement of all existing equity, with Kaxxa and potentially 5Y acquiring 100% of the new equity of the reorganized company. The Company will continue to enable customers to analyze, create, and optimize their marketing strategy and manage their digital advertising spend effectively during this process.

Advisors

Pachulski Stang Ziehl & Jones LLP is serving as lead counsel to the Company. Cozen O’Connor PC is serving as lead counsel to Kaxxa and 5Y.

Cautionary Language Concerning Forward-Looking Statements.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Exchange Act. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements contained in this press release include, but are not limited to, statements regarding the process and potential outcomes of the Company’s Chapter 11 case and the Transaction; the Company’s ability to continue to operate as usual during the Chapter 11 case; the expected timing of approval of the plan of reorganization; the Company’s ability to effectuate the Transaction, allow the Company’s customers to continue to use the Company’s marketing platform, pay all general unsecured creditors in full and provide a distribution to the Company’s stockholders; and the ability of the funding from Kaxxa to provide sufficient liquidity for the Company’s obligations during the Chapter 11 case. These statements are based on management’s current expectations, and actual results and future events may differ materially due to risks and uncertainties, including, without limitation, the Company’s ability to satisfy the conditions under the agreement with Kaxxa and 5Y, risks inherent in the bankruptcy process, including the negotiation and confirmation of the plan of reorganization and the outcome of the Chapter 11 case generally; the Company’s financial projections and cost estimates; the Company’s ability to raise additional funds during the Chapter 11 case; the Company’s ability to consummate the Transaction; and the effect of the Chapter 11 case on the Company’s business prospects, financial results and business operations. The Company may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on our forward-looking statements. These and other factors that may affect the Company’s future business prospects, results and operations are identified and described in more detail in the Company’s filings with the SEC, including the Company’s most recent Annual Report filed on Form 10-K and the subsequently filed Quarterly Report(s) on Form 10-Q. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by applicable law, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Cautionary Language Regarding Trading in Marin’s Common Stock

Marin’s stockholders are cautioned that trading in Marin’s common stock during the pendency of the Chapter 11 case is highly speculative and poses substantial risks. Marin’s common stock is no longer listed on the Nasdaq Capital Market, and trading prices for Marin’s common stock may bear little or no relationship to the actual recovery, if any, by holders thereof in the Chapter 11 case. Accordingly, Marin urges extreme caution with respect to existing and future investments in its common stock.

Investor Contact:

ir@marinsoftware.com